         As filed with the Securities and Exchange Commission on August 5, 1994.
                                        REGISTRATION NO. 33-____________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                     UNITED COMPANIES FINANCIAL CORPORATION
               (Exact name of issuer as specified in its charter)

           LOUISIANA                                     71-0430414
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                 4041 ESSEN LANE, BATON ROUGE, LOUISIANA 70809
              (Address of Principal Executive Offices) (Zip Code)

                     UNITED COMPANIES FINANCIAL CORPORATION
                           1993 STOCK INCENTIVE PLAN
                                      AND
                     UNITED COMPANIES FINANCIAL CORPORATION
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 DALE E. REDMAN
                            CHIEF FINANCIAL OFFICER
                                4041 ESSEN LANE
                             BATON ROUGE, LA. 70809
                    (Name and address of agent for service)

                                 (504) 924-6007
         (Telephone number, including area code, of agent for service)
                         ______________________________

                                    Copy to:
                                 LEE C. KANTROW
                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A PROFESSIONAL LAW CORPORATION)
                                 P.O. BOX 2997
                          BATON ROUGE, LA  70821-2997
                                 (504) 383-4703

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                  Proposed maximum     Proposed maximum
   Title of Securities         Amount to be        offering price          aggregate            Amount of
     to be registered        Registered (1)         per share (2)     offering price (2)    registration fee
- ------------------------------------------------------------------------------------------------------------
   Common Stock, $2.00          1,000,000              $29.34             $29,343,081          $10,118.30
           par value
============================================================================================================

(1) There are also being registered hereunder such additional indeterminate number of shares as may be issuable under the registrant's 1993 Stock Incentive Plan and 1993 Non-Employee Director Stock Option Plan by reason of stock dividends or through recapitalization resulting in stock split-ups, combinations or exchange of shares.

(2) Pursuant to Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 314,700 shares for which options have been granted as of the date hereof, computed on the basis of $16.48 per share, the average exercise price of such shares after adjustment for a one hundred (100%) percent Common Stock dividend paid on October 18, 1993, and (b) with respect to the 685,300 shares for which options have not yet been granted, computed on the basis of $35.25 per share, the closing price of the Common Stock reported on the NASDAQ Stock Market on August 4, 1994.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the general instructions to the Registration Statement on Form S-8 will be sent or given to employees of United Companies Financial Corporation (the "Company" or the "Registrant") as required by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (Commission File No. 1-7067) are hereby incorporated by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and (3) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 1-06548) including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of Common Stock to be offered pursuant to this registration statement will be passed upon for the Company by the law firm of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), P. O. Box 2997, Baton Rouge, LA 70821-2997. As of June 30, 1994, individual stockholders of the firm of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) owned, directly or indirectly, approximately 20,766 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred.
Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

         Pursuant to Section 83 of the LBCL, the Company has adopted provisions in its Articles of Incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by the LBCL.

         The Articles of Incorporation, as amended, provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (i) for breach of the directors' or officers' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 92(D) of the LBCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit. Section 92(D) of the LBCL specifies certain corporate transactions, such as certain dividend declarations and dispositions of assets, as unlawful. The effect of this provision of the Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for breach of fiduciary duty as a director or officer. This provision does not limit or eliminate the rights of the Company or any stockholders to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's or officer's fiduciary duty.

ITEM 8.  EXHIBITS

         Exhibit No.              Description of Document
         -----------              -----------------------

         4.1(1)           -       Articles of Incorporation, as amended

         4.1A(1)          -       Amendment to Articles of Incorporation
                                  effective June 18, 1993

         4.1B(2)          -       Amendment to Articles of Incorporation
                                  effective May 12, 1994

         4.2(1)           -       By-Laws, as amended

         4.3(3)           -       Series A Junior Participating Preferred Stock
                                  Purchase Rights

         5.1(2)           -       Opinion of Kantrow, Spaht, Weaver & Blitzer
                                  (A Professional Law Corporation)

         15.1(2)          -       Letter of Deloitte & Touche regarding
                                  unaudited interim financial information

         23.1(2)          -       Consent of Deloitte & Touche

         23.2(2)          -       Consent of Kantrow, Spaht, Weaver & Blitzer
                                  (A Professional Law Corporation) (included in
                                  Exhibit 5.1)

         24.1(2)          -       Power of Attorney (contained in page 4 of
                                  this Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Form 10-K dated December 31, 1993.

(2)      Filed herewith.

(3) Incorporated herein by reference to the Company's Form 8-A filed with the Commission on August 5, 1994.

ITEM 9. UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any Prospectus required by Section 10(a) of the 1933 Act;

                          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That for the purpose of determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)      To remove from registration by way of a
                          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to

                 Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted of directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person for the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on July 27, 1994.

                                     UNITED COMPANIES FINANCIAL CORPORATION

                                     By: /s/ SHERRY E. ANDERSON
                                             Sherry E. Anderson
                                             Senior Vice President and Secretary


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes J. Terrell Brown and Dale E. Redman and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as J. Terrell Brown or Dale E. Redman deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints
J. Terrell Brown and Dale E. Redman, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute in his name and on his behalf any such Amendments to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                                 Date
         ---------                         -----                                 ----
         /s/ HARRIS J. CHUSTZ              Chairman of the Board                 July 27, 1994
         --------------------------        (Principal Executive Officer)
         Harris J. Chustz


         /s/ J. TERRELL BROWN              President, Chief Executive            July 27, 1994
         --------------------------        Officer and Director
         J. Terrell Brown                  (Principal Executive Officer)



         /s/ DALE E. REDMAN                Executive Vice President,             July 27, 1994
         --------------------------        Chief Financial Officer,
         Dale E. Redman                    Assistant Secretary and Director
                                           (Principal Financial Officer)



         /s/ JESSE O. GRIFFIN              Senior Vice President and             July 27, 1994
         --------------------------        Controller (Principal Accounting
         Jesse O. Griffin                  Officer)



                                           Director                              July __, 1994
         --------------------------
         James J. Bailey, III


         /s/ ROBERT H. BARROW              Director                              July 25, 1994
         --------------------------
         Robert H. Barrow


         /s/ RICHARD A. CAMPBELL           Director                              July 27, 1994
         --------------------------
         Richard A. Campbell


         /s/ ROBERT D. KILPATRICK          Director                              July 27, 1994
         --------------------------
         Robert D. Kilpatrick


                                           Director                              July __, 1994
         --------------------------
         O. Miles Pollard


                                           Director                              July __, 1994
         --------------------------
         Charles S. Prosser, M.D.


         /s/ WILLIAM H. WRIGHT, JR.        Director                              July 25, 1994
         --------------------------
         William H. Wright, Jr.

                                 EXHIBIT INDEX

                                                                                   Sequentially
                                                                                     Numbered
          Exhibit No.        Description of Document                                   Page
          -----------        -----------------------                               ------------
          4.1(1)             Articles of Incorporation, as amended

          4.1A(1)            Amendment to Articles of Incorporation effective
                             June 18, 1993

          4.1B(2)            Amendment to Articles of Incorporation effective
                             May 12, 1994

          4.2(1)             By-Laws, as amended

          4.3(3)             Series A Junior Participating Preferred Stock
                             Purchase Rights

          5.1(2)             Opinion of Kantrow, Spaht, Weaver & Blitzer
                             (A Professional Law Corporation)

          15.1(2) Letter of Deloitte & Touche regarding unaudited interim financial information

          23.1(2)            Consent of Deloitte & Touche

          23.2(2)            Consent of Kantrow, Spaht, Weaver & Blitzer
                             (A Professional Law Corporation) (included in
                             Exhibit 5.1)

          24.1(2) Power of Attorney (contained in page 4 of this Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Form 10-K dated December 31,1993.

(2)       Filed herewith.

(3) Incorporated herein by reference to the Company's Form 8-A filed with the Commission on August 5, 1994.